Loan Agreement

This Loan Agreement (the “Agreement”) is made and entered into as of March 27, 2018, by DASAN Networks, Inc.(“DASAN”) and DASAN Network Solutions, Inc.(“DNS”), and the parties hereto agree as follows:

“DASAN” (Lender)
Company name    : DASAN Networks, Inc.
Representative    : CEO Nam Min Woo
Address : 10F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil, Bundang-gu,
Seongnam-si, Gyeonggi-do, Korea

“DNS” (Borrower)
Company name    : DASAN Network Solutions, Inc.
Representative    : CEO Daniel Won
Address : 9F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil, Bundang-gu,
Seongnam-si, Gyeonggi-do, Korea

Article 1 [Conditions] The basic conditions of this loan agreement are as follows.
1. Loan Amount

Borrower	Loan Amount	Period
DNS	KRW 6.5billion (₩6,500,000,000)	2018. 3. 27. ~ 2019. 6. 27.

2. Interest Rate / Annum

Interest Rate / Annum	Penalty Rate / Annum	Remarks
4.6%	9.9%

3. Loan Date and Maturity Date

Loan Date	Maturity Date	Remarks
2018. 3. 27.	2019. 6. 27.	KRW 6.5billion (₩6,500,000,000)

Article 2 [Interest]
1.     “DNS” shall pay to the “DASAN” a monthly interest calculated on the principal and the interest shall be paid by remittance to the account below at the end of each month.
2. Account Number: Industrial Bank of Korea 528-000005-04-015 DASAN Networks, Inc.

Article 3 [Late penalty]
If "DNS" delays the payment of the principal or interest set forth in the Article 1, the benefit of time shall be forfeited and “DNS” shall repay the whole principal amount immediately, and pay late penalty calculated by 9.9% penalty rate per annum from the time of forfeiting the benefit of time until the amount is fully repaid.

Article 4 [Repayment method]
1. The repayment of the loan must be made by remitting it to “DASAN”'s account on the due date.
2. The repayment amount will be used to pay in order of expenses, interest, principal.
3. The repayment of the loan can be made before the due date, in this case, the interest will be calculated on a daily basis to pay the agreed interest.

Article 5 [Provision of the loan]
“DASAN” shall provide the loan to the account of “DNS” on the day of the loan by wire transfer to the account as follows.
1. On March 27, 2018, KRW 6.5 billion (₩6,500,000,000) will be transferred to the account of “DNS”.
2. Account Number: Industrial Bank of Korea 528-030276-04-045 DASAN Network Solutions, Inc.

Article 6 [Collaterals]
1. “DNS” shall provide “DASAN” with “DNS”’s account receivables with “DASAN” in relation to the Viettel-related transaction, equivalent to KRW 6,500,000,000, as a collateral for the loan.
2. “DNS” may change the collateral at its own discretion under Paragraph ① above in accordance with the circumstances of “DNS” for another collateral equal to the outstanding balance due at the time of the replacement.

Article 7 [Disposition of collateral]
1. In case “DNS” fails to pay the principal on the due date and fails to cure such default within 5 business days after written notice to “DNS” with a copy to the parent entity of “DNS”, DASAN Zhone Solutions, Inc. (“DZS”), “DNS” agrees to offset the loan against collateral as noted in Article 6.

Article 8 [Forfeiture of benefit of time]
In the event that any of the following defaults occurs and fails to cure such default within 5 business days after written notice to “DNS” with a copy to (“DZS”), the benefit of time of “DNS” will be forfeited even before the due date, and “DASAN” may dispose the collateral discretionally.
1. In case interest is not paid or notes and checks are bounced;
2. In case a preservative measure or compulsory execution is charged on “DNS” due to another liability
3. In case auction, bankruptcy or composition is applied due to another liability
4. In case it is determined that any significant concerns occur for the preservation of receivables of “DASAN”

Article 9 [Jurisdiction]
In case of any dispute arising out of or in connection with this Agreement, the parties shall preliminarily adjust and settle the dispute in principle, provided that the competent court in case of dispute shall be the court of Suwon District Court.

Article 10 [Others]
For the matters not specified in this agreement, the principle of good faith and the general commercial practice applies.

In order to prove the fact of this Agreement, two copies of the Agreement shall be prepared with the name and signature of each party or agent legally authorized to perform the act, and retained by “DASAN” and “DNS” respectively.

“DASAN” Lender	DASAN Networks, Inc.
Minwoo Nam
/s/ MINWOO NAM
Representative Director, CEO Nam Min Woo
10F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil,
Bundang-gu, Seongnam-si, Gyeonggi-do, Korea

“DNS” Borrower	DASAN Network Solutions, Inc.
Daniel Won
/s/ DANIEL WON
Representative Director, CEO Daniel Won
9F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil,
Bundang-gu, Seongnam-si, Gyeonggi-do, Korea

Notify	Dasan Zhone Solutions, Inc.
Attention: Michael Golomb (CFO) @ mgolomb@dasanzhone.com
7195 Oakport Street, Oakland, CA 94621, USA